UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 6, 2024

GRAPHIC PACKAGING HOLDING COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-33988	26-0405422
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1500 Riveredge Parkway, Suite 100

Atlanta, Georgia 30328

(Address of principal executive offices)

(770) 240-7200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, $0.01 par value per share	GPK	New York Stock Exchange

Securities registered pursuant to Section 12(g) of the Act: None

☐   Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐   If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 7.01	Regulation FD Disclosure

On March 20, 2024, the Company engaged BofA Securities, Inc. as joint lead arranger and joint book runner for the amendment and extension of its senior secured credit facility (the “Amendment and Restatement Transaction”). The Amendment and Restatement Transaction seeks to, among other things, extend the maturity of its senior secured credit facility to the fifth anniversary of the effectiveness of the Amendment and Restatement Transaction and modify certain negative covenants under its senior secured credit facility to provide additional operational flexibility to the Company. The Company has obtained the necessary commitments and consents from the existing lenders to effect the Amendment and Restatement Transaction and expects to complete the Amendment and Restatement Transaction on or about June 1, 2024. However, the consummation of the Amendment and Restatement Transaction remains subject to market conditions and other customary closing conditions, and may not be consummated on the timeline or on the terms contemplated herein, if at all. As the final terms and conditions of the Amendment and Restatement Transaction have not been finalized, the final terms and conditions may differ from those terms and conditions described herein and any such differences may be significant.

The information in this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act except as expressly set forth by specific reference in such a filing.

Item 8.01	Other Events

On May 6, 2024, Graphic Packaging International, LLC, the primary operating subsidiary of Graphic Packaging Holding Company (the “Company”), launched an offering to sell $500.0 million aggregate principal amount of its senior notes due 2032 (the “Senior Notes”) in a private offering in reliance upon an exemption from the registration requirements of the Securities Act of 1933, as amended, subject to market and other conditions. The Company expects to use the proceeds from the offering of the Senior Notes to repay a portion of the outstanding borrowings under its domestic senior secured revolving credit facility under its senior secured credit facility, to pay fees and expenses incurred in connection with the offering of the Senior Notes and, to the extent there are any remaining proceeds therefrom, for general corporate purposes. A copy of the press release announcing this matter is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

(99.1)	Press Release dated May 6, 2024.

(104)	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRAPHIC PACKAGING HOLDING COMPANY
(Registrant)

By:	/s/ Lauren S. Tashma
Lauren S. Tashma Executive Vice President, General Counsel and Secretary

Dated: May 6, 2024